Exhibit 99.1

395 de Maisonneuve Blvd. West Montreal, QC H3A 1L6

TICKER SYMBOL	MEDIA AND INVESTOR RELATIONS
(NYSE: UFS) (TSX: UFS)	Pascal Bossé Vice-President Corporate Communications and Investor Relations Tel.: 514-848-5938

DOMTAR CORPORATION REPORTS PRELIMINARY FOURTH QUARTER AND FISCAL YEAR 2011 FINANCIAL RESULTS

Good financial results despite softness in global pulp markets

(All financial information is in U.S. dollars, and all earnings per share results are diluted, unless otherwise noted.)

•	Fourth quarter 2011 net earnings of $1.63 per share, earnings before items[1] of $2.49 per share

•	Personal care segment delivers financial performance in line with expectations

•	Share buyback totaled $494 million in 2011; share count reduced by 14% from December 2010

Montreal, February 3, 2012 – Domtar Corporation (NYSE: UFS) (TSX: UFS) today reported net earnings of $61 million ($1.63 per share) for the fourth quarter of 2011 compared to net earnings of $117 million ($2.95 per share) for the third quarter of 2011 and net earnings of $325 million ($7.59 per share) for the fourth quarter of 2010. Sales for the fourth quarter of 2011 amounted to $1.4 billion. Excluding items listed below, the Company had earnings before items1 of $93 million ($2.49 per share) for the fourth quarter of 2011 compared to earnings before items1 of $123 million ($3.10 per share) for the third quarter of 2011 and earnings before items1 of $103 million ($2.41 per share) for the fourth quarter of 2010.

Fourth quarter 2011 items:

•	Closure and restructuring costs of $38 million ($23 million after tax), mostly related to the restructuring of certain U.S. pension benefit plans; and

•	Charge of $12 million ($9 million after tax) related to the impairment and write-down of property, plant and equipment.

Third quarter 2011 items:

•	Gains on the sale of property, plant and equipment of $4 million ($3 million after tax);

•	Charge of $8 million ($4 million after tax) related to the impairment and write-down of property, plant and equipment;

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

1 / 12

•	Premium paid on debt repurchase of $4 million ($3 million after tax);

•	Closure and restructuring costs of $1 million ($1 million after tax); and

•	Negative impact of purchase accounting of $1 million ($1 million after tax).

Fourth quarter 2010 items:

•	Benefit from cellulosic biofuel producer income tax credit of $127 million;

•	Benefit from reversal of a valuation allowance on Canadian deferred income tax assets of $100 million;

•	Costs for debt repurchase of $7 million ($4 million after tax); and

•	Closure and restructuring costs of $1 million ($1 million after tax).

“Our pulp earnings were affected by the rapid decline in global pulp prices while earnings from our paper business were impacted by the typical seasonal slowdown of the fourth quarter. Nevertheless, our fourth quarter results are good results and I am pleased to see the Attends business perform to expectations,” said John D. Williams, President and Chief Executive Officer.

FISCAL YEAR 2011 HIGHLIGHTS

For fiscal year 2011, net earnings amounted to $365 million ($9.08 per share) compared to net earnings of $605 million ($14.00 per share) for fiscal year 2010. The Company had earnings before items1 of $452 million ($11.24 per share) for fiscal 2011 compared to earnings before items1 of $471 million ($10.90 per share) for fiscal 2010. Sales amounted to $5.6 billion for fiscal year 2011.

Commenting on the 2011 performance, Mr. Williams said, “Looking back at 2011, we delivered another strong performance. The second half was slightly more challenging due to the decline in pulp prices however we maintained our volumes. This solid performance enabled us to pursue our commitment to returning a majority of free cash flow to shareholders. In 2011, we returned over $543 million or $13.50 per share, representing 73% of total free cash flow1, through a combination of share buyback and regular dividends.”

QUARTERLY REVIEW

Operating income before items1 was $148 million in the fourth quarter of 2011 compared to an operating income before items1 of $193 million in the third quarter of 2011. Depreciation and amortization totaled $95 million in the fourth quarter of 2011.

In December 2011, Domtar signed a four-year master agreement with the United Steelworkers that covers approximately 3,000 hourly employees at nine different locations in the United States. Per the agreement, Domtar is restructuring the pension plans covering these negotiated employees. This will result in Domtar’s withdrawal from a multi-employer pension plan and the transition of all covered employees not grandfathered under the existing defined-benefit pension plans to a defined-contribution pension plan for future service. As a result, Domtar incurred a $41 million charge recorded as a component of Closure and restructuring costs.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

2 / 12

(In millions of dollars)	4Q 2011	3Q 2011

Sales	$1,369	$1,417

Operating income (loss)

Pulp and Paper segment	92	189

Distribution segment	—	(1)

Personal Care segment	7	—

Corporate	—	(1)

Total	99	187

Operating income before items[1]	148	193

Depreciation and amortization	95	93

The decrease in operating income before items1 in the fourth quarter of 2011 was the result of lower average selling prices for pulp, lower shipments for paper and higher energy costs. These factors were partially offset by lower maintenance costs, lower freight costs, the positive impact of a weaker Canadian dollar and the inclusion of Attends’ earnings for a full quarter.

When compared to the third quarter of 2011, paper shipments decreased 6.5% and pulp shipments increased 12.6%. Paper deliveries of ArivaTM decreased 8% when compared to the third quarter of 2011. The shipments-to-production ratio for paper was 95% in the fourth quarter of 2011, compared to 102% in the third quarter of 2011. Paper inventories increased by 40,000 tons while pulp inventories decreased by 25,000 metric tons as at the end of December, compared to September levels.

LIQUIDITY AND CAPITAL

Cash flow provided from operating activities amounted to $883 million and capital expenditures amounted to $144 million, resulting in free cash flow1 of $739 million for fiscal 2011. Domtar’s net debt-to-total capitalization ratio1 stood at 12% at December 31, 2011 compared to 9% at December 31, 2010.

[1]	Non-GAAP financial measure. Refer to the Reconciliation of Non-GAAP Financial Measures in the appendix.

3 / 12

OUTLOOK

Prices for pulp are still expected to remain under pressure in certain geographies while market dynamics in the Asian markets are stabilizing. In fine papers, North American demand is expected to decline at a 2-4% rate in 2012, consistent with long-term trends. Any acceleration in employment growth may help mitigate the structural decline in paper demand. Inflation on input costs is expected to be moderate in 2012.

EARNINGS CONFERENCE CALL

The Company will hold a conference call today at 11:00 a.m. (ET) to discuss its fourth quarter 2011 financial results. Financial analysts are invited to participate in the call by dialing at least 10 minutes before start time 1 (866) 321-8231 (toll free - North America) or 1 (416) 642-5213 (International), while media and other interested individuals are invited to listen to the live webcast on the Domtar Corporation website at www.domtar.com.

The Company will release its first quarter 2012 earnings on April 26, 2012 before markets open, followed by a conference call at 10:00 a.m. (ET) to discuss results. The date is tentative and will be confirmed approximately three weeks prior to the official earnings release date.

About Domtar

Domtar Corporation (NYSE: UFS) (TSX: UFS) is the largest integrated manufacturer and marketer of uncoated freesheet paper in North America and the second largest in the world based on production capacity, and is also a manufacturer of papergrade, fluff and specialty pulp. The Company designs, manufactures, markets and distributes a wide range of business, commercial printing and publishing as well as converting and specialty papers including recognized brands such as Cougar®, Lynx® Opaque Ultra, Husky® Opaque Offset, First Choice® and Domtar EarthChoice® Office Paper, part of a family of environmentally and socially responsible papers. Domtar also produces a complete line of incontinence care products and distributes washcloths marketed primarily under the Attends® brand name. Domtar owns and operates ArivaTM, an extensive network of strategically located paper distribution facilities. The Company employs approximately 8,700 people. To learn more, visit www.domtar.com.

Forward-Looking Statements

All statements in this news release that are not based on historical fact are “forward-looking statements.” While management has based any forward-looking statements contained herein on its current expectations, the information on which such expectations were based may change. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties, and other factors, many of which are outside of our control that could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not necessarily limited to, those set forth under the captions “Forward-Looking Statements” and “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Q’s. Unless specifically required by law, we assume no obligation to update or revise these forward-looking statements to reflect new events or circumstances.

- (30) -

4 / 12

Domtar Corporation

Highlights

(In millions of dollars, unless otherwise noted)

	Three months ended December 31	Three months ended December 31	Twelve months ended December 31	Twelve months ended December 31
	2011	2010	2011	2010
	(Unaudited)

	$	$	$	$

Selected Segment Information

Sales
Pulp and Paper	1,177	1,212	4,953	5,070
Distribution	177	212	781	870
Personal Care	54	—	71	—
Wood	—	—	—	150

Total for reportable segments	1,408	1,424	5,805	6,090
Intersegment sales - Pulp and Paper	(39)	(51)	(193)	(229)
Intersegment sales - Wood	—	—	—	(11)

Consolidated sales	1,369	1,373	5,612	5,850

Depreciation and amortization and impairment and write-down of property, plant and equipment
Pulp and Paper	91	94	368	381
Distribution	1	1	4	4
Personal Care	3	—	4	—
Wood	—	—	—	10

Total for reportable segments	95	95	376	395
Impairment and write-down of property, plant and equipment - Pulp and Paper	12	—	85	50

Consolidated depreciation and amortization and impairment and write-down of property, plant and equipment	107	95	461	445

Operating income (loss)
Pulp and Paper	92	161	581	667
Distribution	—	(3)	—	(3)
Personal Care	7	—	7	—
Wood	—	—	—	(54)
Corporate	—	(3)	4	(7)

Consolidated operating income	99	155	592	603
Interest expense, net	20	29	87	155

Earnings before income taxes and equity earnings	79	126	505	448
Income tax expense (benefit)	11	(199)	133	(157)
Equity loss, net of taxes	7	—	7	—

Net earnings	61	325	365	605

Per common share (in dollars)
Net earnings
Basic	1.64	7.67	9.15	14.14
Diluted	1.63	7.59	9.08	14.00
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	37.1	42.4	39.9	42.8
Diluted	37.4	42.8	40.2	43.2

Cash flows provided from operating activities	172	166	883	1,166
Additions to property, plant and equipment	80	41	144	153

5 / 12

Domtar Corporation

Consolidated Statements of Earnings

(In millions of dollars, unless otherwise noted)

	Three months ended December 31	Three months ended December 31	Twelve months ended December 31	Twelve months ended December 31
	2011	2010	2011	2010
	(Unaudited)

	$	$	$	$

Sales	1,369	1,373	5,612	5,850
Operating expenses
Cost of sales, excluding depreciation and amortization	1,039	1,020	4,171	4,417
Depreciation and amortization	95	95	376	395
Selling, general and administrative	87	94	340	338
Impairment and write-down of property, plant and equipment	12	—	85	50
Closure and restructuring costs	38	1	52	27
Other operating loss (income), net	(1)	8	(4)	20

	1,270	1,218	5,020	5,247

Operating income	99	155	592	603

Interest expense, net	20	29	87	155

Earnings before income taxes and equity earnings	79	126	505	448

Income tax expense (benefit)	11	(199)	133	(157)

Equity loss, net of taxes	7	—	7	—

Net earnings	61	325	365	605

Per common share (in dollars)

Net earnings
Basic	1.64	7.67	9.15	14.14
Diluted	1.63	7.59	9.08	14.00
Weighted average number of common and exchangeable shares outstanding (millions)
Basic	37.1	42.4	39.9	42.8
Diluted	37.4	42.8	40.2	43.2

6 / 12

Domtar Corporation

Consolidated Balance Sheets at

(In millions of dollars)

	December 31	December 31
	2011	2010
	(Unaudited)

	$	$

Assets
Current assets
Cash and cash equivalents	444	530
Receivables, less allowances of $5 and $7	644	601
Inventories	652	648
Prepaid expenses	22	28
Income and other taxes receivable	47	78
Deferred income taxes	125	115

Total current assets	1,934	2,000

Property, plant and equipment, at cost	8,448	9,255
Accumulated depreciation	(4,989)	(5,488)

Net property, plant and equipment	3,459	3,767
Goodwill	163	—
Intangible assets, net of amortization	204	56
Other assets	109	203

Total assets	5,869	6,026

Liabilities and shareholders’ equity
Current liabilities
Bank indebtedness	7	23
Trade and other payables	688	678
Income and other taxes payable	17	22
Long-term debt due within one year	4	2

Total current liabilities	716	725

Long-term debt	837	825
Deferred income taxes and other	927	924
Other liabilities and deferred credits	417	350

Shareholders’ equity
Exchangeable shares	49	64
Additional paid-in capital	2,326	2,791
Retained earnings	671	357
Accumulated other comprehensive loss	(74)	(10)

Total shareholders’ equity	2,972	3,202

Total liabilities and shareholders’ equity	5,869	6,026

7 / 12

Domtar Corporation

Consolidated Statements of Cash Flows

(In millions of dollars)

	Twelve months ended December 31	Twelve months ended December 31
	2011	2010
	(Unaudited)

	$	$

Operating activities
Net earnings	365	605
Adjustments to reconcile net earnings to cash flows from operating activities
Depreciation and amortization	376	395
Deferred income taxes and tax uncertainties	40	(174)
Impairment and write-down of property, plant and equipment	85	50
Loss on repurchase of long-term debt	4	47
Net losses (gains) on disposals of property, plant and equipment and sale of businesses	(6)	33
Stock-based compensation expense	3	5
Equity loss, net	7	—
Other	—	(2)
Changes in assets and liabilities, excluding the effects of acquisition and sale of businesses
Receivables	(12)	(73)
Inventories	2	39
Prepaid expenses	2	6
Trade and other payables	(17)	(11)
Income and other taxes	33	344
Difference between employer pension and other post-retirement contributions and pension and other post-retirement expense	(18)	(120)
Other assets and other liabilities	19	22

Cash flows provided from operating activities	883	1,166

Investing activities
Additions to property, plant and equipment	(144)	(153)
Proceeds from disposals of property, plant and equipment	34	26
Proceeds from sale of businesses and investments	10	185
Acquisition of business, net of cash acquired	(288)	—
Other	(7)	—

Cash flows (used for) provided from investing activities	(395)	58

Financing activities
Dividend payments	(49)	(21)
Net change in bank indebtedness	(16)	(19)
Repayment of long-term debt	(18)	(898)
Premium paid on debt repurchases	(7)	(35)
Stock repurchase	(494)	(44)
Prepaid on structured stock repurchase, net	—	2
Other	10	(3)

Cash flows used for financing activities	(574)	(1,018)

Net (decrease) increase in cash and cash equivalents	(86)	206
Cash and cash equivalents at beginning of year	530	324

Cash and cash equivalents at end of year	444	530

Supplemental cash flow information
Net cash payments for:
Interest	74	107
Income taxes paid	60	28

8 / 12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”) financial metrics identified in bold as “Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization.” Management believes that the financial metrics presented are frequently used by investors and are useful to evaluate our ability to service debt and our overall credit profile. Management believes these metrics are also useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates “Earnings before items” and “EBITDA before items” by excluding the after-tax (pre-tax) effect of items considered by management as not reflecting our current operations. Management uses these measures, as well as EBITDA and Free cash flow, to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Net earnings provides for a more complete analysis of the results of operations. Net earnings and Cash flow provided from operating activities are the most directly comparable GAAP measures.

			2011					2010
			Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Reconciliation of “Earnings before items” to Net earnings
	Net earnings	($)	133	54	117	61	365	58	31	191	325	605
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	(18)	—	—	—	(18)
(-)	Cellulose biofuel producer credits	($)	—	—	—	—	—	—	—	—	(127)	(127)
(-)	Reversal of valuation allowance on Canadian deferred income tax balances	($)	—	—	—	—	—	—	—	—	(100)	(100)
(+)	Impairment and write-down of property, plant and equipment	($)	2	38	4	9	53	16	9	9	—	34
(+)	Closure and restructuring costs	($)	8	1	1	23	33	14	4	1	1	20
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(5)	5	(3)	—	(3)	(1)	48	(18)	—	29
(+)	Impact of purchase accounting	($)	—	—	1	—	1	—	—	—	—	—
(+)	Loss on repurchase of long-term debt	($)	—	—	3	—	3	—	24	—	4	28
(=)	Earnings before items	($)	138	98	123	93	452	69	116	183	103	471
( / )	Weighted avg. number of common and exchangeable shares outstanding (diluted)	(millions)	42.4	41.4	39.7	37.4	40.2	43.3	43.4	43.0	42.8	43.2
(=)	Earnings before items per diluted share	($)	3.25	2.37	3.10	2.49	11.24	1.59	2.67	4.26	2.41	10.90

Reconciliation of “EBITDA” and “EBITDA before items” to Net earnings
	Net earnings	($)	133	54	117	61	365	58	31	191	325	605
(+)	Equity loss, net of taxes	($)	—	—	—	7	7	—	—	—	—	—
(+)	Income tax expense (benefit)	($)	57	20	45	11	133	26	(5)	21	(199)	(157)
(+)	Interest expense, net	($)	21	21	25	20	87	32	70	24	29	155
(=)	Operating income	($)	211	95	187	99	592	116	96	236	155	603
(+)	Depreciation and amortization	($)	93	95	93	95	376	102	101	97	95	395
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	8	12	85	22	14	14	—	50
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	(7)	6	(4)	(1)	(6)	(1)	48	(14)	—	33
(=)	EBITDA	($)	300	258	284	205	1,047	239	259	333	250	1,081
(/)	Sales	($)	1,423	1,403	1,417	1,369	5,612	1,457	1,547	1,473	1,373	5,850
(=)	EBITDA margin	(%)	21%	18%	20%	15%	19%	16%	17%	23%	18%	18%
	EBITDA	($)	300	258	284	205	1,047	239	259	333	250	1,081
(-)	Alternative fuel tax credits	($)	—	—	—	—	—	(25)	—	—	—	(25)
(+)	Closure and restructuring costs	($)	11	2	1	38	52	20	5	1	1	27
(+)	Impact of purchase accounting	($)	—	—	1	—	1	—	—	—	—	—
(=)	EBITDA before items	($)	311	260	286	243	1,100	234	264	334	251	1,083
(/)	Sales	($)	1,423	1,403	1,417	1,369	5,612	1,457	1,547	1,473	1,373	5,850
(=)	EBITDA margin before items	(%)	22%	19%	20%	18%	20%	16%	17%	23%	18%	19%

Reconciliation of “Free cash flow” to Cash flow provided from operating activities
	Cash flow provided from operating activities	($)	148	306	257	172	883	123	610	267	166	1,166
(-)	Additions to property, plant and equipment	($)	(13)	(20)	(31)	(80)	(144)	(31)	(43)	(38)	(41)	(153)
(=)	Free cash flow	($)	135	286	226	92	739	92	567	229	125	1,013

“Net debt-to-total capitalization” computation
	Bank indebtedness	($)	25	25	17	7		19	30	26	23
(+)	Long-term debt due within one year	($)	2	2	5	4		31	30	22	2
(+)	Long-term debt	($)	825	824	837	837		1,600	1,186	961	825
(=)	Debt	($)	852	851	859	848		1,650	1,246	1,009	850
(-)	Cash and cash equivalents	($)	(604)	(742)	(461)	(444)		(314)	(514)	(537)	(530)
(=)	Net debt	($)	248	109	398	404		1,336	732	472	320
(+)	Shareholders’ equity	($)	3,288	3,194	2,999	2,972		2,748	2,642	2,811	3,202
(=)	Total capitalization	($)	3,536	3,303	3,397	3,376		4,084	3,374	3,283	3,522
	Net debt	($)	248	109	398	404		1,336	732	472	320
( / )	Total capitalization	($)	3,536	3,303	3,397	3,376		4,084	3,374	3,283	3,522
(=)	Net debt-to-total capitalization	(%)	7%	3%	12%	12%		33%	22%	14%	9%

“Earnings before items”, “Earnings before items per diluted share”, “EBITDA”, “EBITDA margin”, “EBITDA before items”, “EBITDA margin before items”, “Free cash flow”, “Net debt” and “Net debt-to-total capitalization” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Net earnings, Operating income or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

9 / 12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2011

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Personal Care (1)					Corporate					Total
			Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD	Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD	Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD	Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD	Q1 ’11	Q2 ’11	Q3 ’11	Q4 ’11	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	209	91	189	92	581	3	(2)	(1)	—	—	—	—	—	7	7	(1)	6	(1)	—	4	211	95	187	99	592
(+)	Impairment and write-down of property, plant and equipment	($)	3	62	8	12	85	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3	62	8	12	85
(+)	Closure and restructuring costs	($)	11	2	1	37	51	—	—	—	1	1	—	—	—	—	—	—	—	—	—	—	11	2	1	38	52
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of business	($)	(4)	12	(4)	(1)	3	(3)	—	—	—	(3)	—	—	—	—	—	—	(6)	—	—	(6)	(7)	6	(4)	(1)	(6)
(+)	Impact of purchase accounting	($)	—	—	—	—	—	—	—	—	—	—	—	—	1	—	1	—	—	—	—	—	—	—	1	—	1

(=)	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8	(1)	—	(1)	—	(2)	218	165	193	148	724

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	219	167	194	140	720	—	(2)	(1)	1	(2)	—	—	1	7	8	(1)	—	(1)	—	(2)	218	165	193	148	724
(+)	Depreciation and amortization	($)	92	94	91	91	368	1	1	1	1	4	—	—	1	3	4	—	—	—	—	—	93	95	93	95	376

(=)	EBITDA before items	($)	311	261	285	231	1,088	1	(1)	—	2	2	—	—	2	10	12	(1)	—	(1)	—	(2)	311	260	286	243	1,100
(/)	Sales	($)	1,269	1,261	1,246	1,177	4,953	217	190	197	177	781	—	—	17	54	71	—	—	—	—	—	1,486	1,451	1,460	1,408	5,805
(=)	EBITDA margin before items	(%)	25%	21%	23%	20%	22%	—	—	—	1%	—	—	—	12%	19%	17%	—	—	—	—	—	21%	18%	20%	17%	19%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)	On September 1, 2011, the Company acquired 100% of the shares of Attends Healthcare, Inc.

10 / 12

Domtar Corporation

Quarterly Reconciliation of Non-GAAP Financial Measures – By Segment 2010

(In millions of dollars, unless otherwise noted)

The following table sets forth certain non-U.S. generally accepted accounting principles (“GAAP”), financial metrics identified in bold as “Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” by reportable segment. Management believes that the financial metrics presented are frequently used by investors and are useful to measure the operating performance and benchmark with peers within the industry. These metrics are presented as a complement to enhance the understanding of operating results but not in substitution for GAAP results.

The Company calculates the segmented “Operating income (loss) before items” by excluding the pre-tax effect of items considered by management as not reflecting our ongoing operations. Management uses these measures to focus on ongoing operations and believes that it is useful to investors because it enables them to perform meaningful comparisons between periods. Domtar believes that using this information along with Operating income (loss) provides for a more complete analysis of the results of operations. Operating income (loss) by segment is the most directly comparable GAAP measure.

			Pulp and Paper					Distribution					Wood (1)					Corporate					Total
			Q1 ’10	Q2 ’10	Q3 ’10	Q4 ’10	YTD	Q1 ’10	Q2 ’10	Q3 ’10	Q4 ’10	YTD	Q1 ’10	Q2 ’10	Q3 ’10	Q4 ’10	YTD	Q1 ’10	Q2 ’10	Q3 ’10	Q4 ’10	YTD	Q1 ’10	Q2 ’10	Q3 ’10	Q4 ’10	YTD
Reconciliation of Operating income (loss) to “Operating income (loss) before items”
	Operating income (loss)	($)	120	149	237	161	667	1	(1)	—	(3)	(3)	(5)	(49)	—	—	(54)	—	(3)	(1)	(3)	(7)	116	96	236	155	603
(-)	Alternative fuel tax credits	($)	(25)	—	—	—	(25)	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(25)	—	—	—	(25)
(+)	Impairment and write-down of property, plant and equipment	($)	22	14	14	—	50	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	22	14	14	—	50
(+)	Closure and restructuring costs	($)	20	5	1	—	26	—	—	—	1	1	—	—	—	—	—	—	—	—	—	—	20	5	1	1	27
(-)	Net losses (gains) on disposals of property, plant and equipment and sale of businesses	($)	—	(3)	(14)	—	(17)	—	—	—	—	—	(1)	49	—	—	48	—	2	—	—	2	(1)	48	(14)	—	33

(=)	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)	—	(1)	(1)	(3)	(5)	132	163	237	156	688

Reconciliation of “Operating income (loss) before items” to “EBITDA before items”
	Operating income (loss) before items	($)	137	165	238	161	701	1	(1)	—	(2)	(2)	(6)	—	—	—	(6)	—	(1)	(1)	(3)	(5)	132	163	237	156	688
(+)	Depreciation and amortization	($)	96	95	96	94	381	1	1	1	1	4	5	5	—	—	10	—	—	—	—	—	102	101	97	95	395

(=)	EBITDA before items	($)	233	260	334	255	1,082	2	—	1	(1)	2	(1)	5	—	—	4	—	(1)	(1)	(3)	(5)	234	264	334	251	1,083
(/)	Sales	($)	1,245	1,317	1,296	1,212	5,070	212	213	233	212	870	67	83	—	—	150	—	—	—	—	—	1,524	1,613	1,529	1,424	6,090
(=)	EBITDA margin before items	(%)	19%	20%	26%	21%	21%	1%	—	—	—	—	—	6%	—	—	3%	—	—	—	—	—	15%	16%	22%	18%	18%

“Operating income (loss) before items”, “EBITDA before items” and “EBITDA margin before items” have no standardized meaning prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies and therefore should not be considered in isolation or as a substitute for Operating income (loss) or any other earnings statement, cash flow statement or balance sheet financial information prepared in accordance with GAAP. It is important for readers to understand that certain items may be presented in different lines by different companies on their financial statements thereby leading to different measures for different companies.

(1)

As previously reported, Domtar sold 88% of the Wood segment on June 30, 2010 to EACOM Timber Corporation (“EACOM”). During the fourth quarter of 2010, in an unrelated transaction, Domtar sold the remaining 12% of common stock held in EACOM.

11 / 12

Domtar Corporation

Supplemental Segmented Information

(In millions of dollars, unless otherwise noted)

		2011					2010
		Q1	Q2	Q3	Q4	YTD	Q1	Q2	Q3	Q4	YTD
Pulp and Paper Segment
Sales	($)	1,269	1,261	1,246	1,177	4,953	1,245	1,317	1,296	1,212	5,070
Intersegment sales - Pulp and Paper	($)	(63)	(48)	(43)	(39)	(193)	(62)	(60)	(56)	(51)	(229)
Operating income	($)	209	91	189	92	581	120	149	237	161	667
Depreciation and amortization	($)	92	94	91	91	368	96	95	96	94	381
Impairment and write-down of property, plant and equipment	($)	3	62	8	12	85	22	14	14	—	50

Papers
Papers Production	(‘000 ST)	899	890	875	871	3,535	906	882	906	873	3,567
Papers Shipments	(‘000 ST)	913	901	889	831	3,534	960	891	896	850	3,597
Uncoated Freesheet	(‘000 ST)	913	901	889	831	3,534	925	889	896	850	3,560
Coated Groundwood	(‘000 ST)	—	—	—	—	—	35	2	—	—	37

Pulp
Pulp Shipments(a)	(‘000 ADMT)	375	361	358	403	1,497	388	486	412	376	1,662
Hardwood Kraft Pulp	(%)	20%	19%	18%	19%	19%	40%	38%	37%	24%	35%
Softwood Kraft Pulp	(%)	55%	54%	57%	58%	57%	49%	52%	53%	62%	54%
Fluff Pulp	(%)	25%	27%	25%	23%	24%	11%	10%	10%	14%	11%

Distribution Segment
Sales	($)	217	190	197	177	781	212	213	233	212	870
Operating income (loss)	($)	3	(2)	(1)	—	—	1	(1)	—	(3)	(3)
Depreciation and amortization	($)	1	1	1	1	4	1	1	1	1	4

Personal Care Segment
Sales	($)	—	—	17	54	71	—	—	—	—	—
Operating income	($)	—	—	—	7	7	—	—	—	—	—
Depreciation and amortization	($)	—	—	1	3	4	—	—	—	—	—

Wood Segment
Sales	($)	—	—	—	—	—	67	83	—	—	150
Intersegment sales - Wood	($)	—	—	—	—	—	(5)	(6)	—	—	(11)
Operating loss	($)	—	—	—	—	—	(5)	(49)	—	—	(54)
Depreciation and amortization	($)	—	—	—	—	—	5	5	—	—	10

Lumber Production	(Millions FBM)	—	—	—	—	—	172	165	—	—	337
Lumber Shipments	(Millions FBM)	—	—	—	—	—	164	187	—	—	351

Average Exchange Rates	$US / $CAN	0.986	0.968	0.980	1.023	0.989	1.041	1.028	1.039	1.013	1.030
	$CAN / $US	1.014	1.034	1.021	0.977	1.011	0.961	0.973	0.962	0.987	0.971
(a)	Figures are gross of market pulp purchased from other producers on the open market for some of our paper making operations. Pulp Shipments represent the amount of pulp produced in excess of our internal requirement.

Note: the term “ST” refers to a short ton, the term “ADMT” refers to an air dry metric ton, and the term “FBM” refers to foot board measure.

12 / 12